General Steel Holdings, Inc. Announces Joint Venture Agreement with Shaanxi Longmen Iron & Steel Group Co., Ltd.

Beijing, China, June 21, 2007, General Steel Holdings. Inc. ("General Steel", OTC Bulletin Board: GSHO), China's first U.S. publicly traded steel company, announced today it has entered into a Joint Venture Agreement with Shaanxi Longmen Iron & Steel Group Co., Ltd. ("Long Steel"). The Joint Venture will be located in Shaanxi province, the bridgehead for development in China's Western Region, and produce rebar and infrastructure related steel products. Initial capacity for the site will be 3 million annual metric tons.

General Steel will invest in the Joint Venture through two of its subsidiaries, Tianjin Daqiuzhuang Metal Sheet Co., Ltd., and Tianjin Qiu Steel Investment Co., Ltd. Through these subsidiaries, General Steel will collectively hold 60% of the Joint Venture. Based on projections filed earlier this year on from 8-K with SEC, consummation of the Joint Venture is expected to boost 2006 EPS of $0.03 per share to $0.36 per share by the end of 2007, subject to the successful implementation of the business plans and the stable market conditions.

According to China's National Statistic Bureau, Shaanxi Longmen Iron & Steel Group Co., Ltd. is the largest steel producer in Shaanxi province and among the top 50 producers in the nation.

"This is a transformative step for our company in our goal to become the nation's largest non-government owned steel company. Western Regional development is a top priority for the central government and we are now ideally suited, in terms of geographic location and product mix, to capitalize on this growth. Long Steel has grown into a regional powerhouse through careful planning and the guidance of its seasoned management team. They have an outstanding reputation and we are honored they have chosen to partner with us," stated Henry Yu, CEO and Chairman of General Steel Holdings, Inc.

Mr. Zhang Danli, President of Shaanxi Longmen Iron & Steel Group Co., Ltd. added, "We are extremely happy to be joining with General Steel to form this Joint Venture. The steel industry in China is changing rapidly and consolidation is the dominant trend. In this environment, it is especially important to choose partners wisely. We have been developing our relationship with General Steel for many years and have the utmost confidence in our ability to work together. We trust each other and value the contributions each brings to the table, and that is the basis for a successful future together."

About General Steel Holdings, Inc.

General Steel Holdings, Inc. through its subsidiary, Tianjin Daqiuzhuang Metal Sheet Co., Ltd., is a leading manufacturer of high quality hot-rolled steel sheets used in the construction of small agricultural vehicles. Since 1988, it has expanded its operations to ten production lines capable of processing 400,000 tons of 0.7-2.0 mm hot-rolled carbon steel sheets per year. It sells its products through a nation-wide distribution network of 35 distributors and 3 regional sales offices. With 2006 sales exceeding $139 million, it is the largest producer in its product category in China. For more information, visit www.gshi-steel.com.

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Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results and performance may vary significantly from those expressed or implied by the statements herein. For factors that could cause actual results and performance to vary, perhaps significantly, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact:
Ross Warner
General Steel Holdings, Inc.
Tel: (Beijing) 86-10-5879-7346
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel